UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2010

First Citizens Banc Corp
 (Exact name of registrant as specified in its charter)

Ohio	0-25980	34-1558688
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio	44870
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 625-4121

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the April 20, 2010 meeting, the Board of Directors voted to increase the number of directors to seventeen. The Board of Directors then filled the vacant position by electing Margaret A. Murray to serve a one-year term.

In March, 2010, Ms. Murray contacted the Company and expressed her interest in serving on the Board of Directors of the Company.  Because the Company had already delivered proxy materials to shareholders and solicited proxies for the 2010 Annual Meeting of Shareholders (the “Annual Meeting”), the Nominating Committee and the Board of Directors were unable to provide the proxy holders an opportunity to consider her election as a director at the Annual Meeting.  As a result, the Company informed Ms. Murray that the Board of Directors would instead consider her election as a director of the Company following the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens Banc Corp
(Registrant)

Date: April 26, 2010
James O. Miller, President & CEO